Exhibit 99.1

Contact:	Curtis A. Sampson, Chairman and Chief Executive Officer
Steven H. Sjogren, President
Paul N. Hanson, Vice President and Treasurer

For Immediate Release

Hector Communications Corporation Reports

Revenues and Earnings for the Third Quarter of 2003

November 18, 2003—Hector, MN—Hector Communications Corporation (AMEX: HCT) today reported operating results for its third quarter and nine-month periods ended September 30, 2003.  The Company’s operating results for the current and prior periods have been restated pursuant to SFAS 144 to reflect the effects of the split-up of Alliance Telecommunications Corporation.  Revenues from continuing operations were $8,107,000 for the three months ended September 30, 2003, a decrease of 2% from $8,299,000 in 2002. The revenue decrease was due to lower access revenues from interexchange carriers and lower video service revenues following the sales of  five cable television systems in the second quarter of 2003. Operating income from continuing operations decreased 19% to $2,120,000 in 2003 from $2,629,000 in 2002. Income from the Company’s investment in Midwest Wireless Holdings LLC was $596,000 in the 2003 period compared to $642,000 in 2002. Income from continuing operations was $1,008,000 or $.27 per diluted share in 2003 compared to $1,087,000 or $.29 per diluted share in 2002.  The Company recorded a gain on the split-up of Alliance Telecommunications Corporation of $210,000 in the 2003 period.  Income from discontinued operations was $242,000 in the 2002 period.  Net income came to $1,217,000 or $.32 per diluted share in 2003, compared to $1,329,000 or $.35 per diluted share in 2002.

Revenues from continuing operations for the first nine months of 2003 were $24,194,000, an increase of 5% from $23,066,000 in the same period of 2002. Operating income from continuing operations increased 3% to $5,772,000 in 2003 from $5,594,000 in 2002. Income from the Company’s investment in Midwest Wireless Holdings LLC was $1,903,000 in the 2003 period compared to $1,835,000 in 2002.  The Company recorded gains on sales of cable television systems totaling $1,081,000 ($.12 per diluted share net of income taxes and minority interest) in the 2003 period.  Income from continuing operations was $3,030,000 or $.81 per diluted share in 2003 compared to $2,207,000 or $.58 per diluted share in 2002.  Income from discontinued operations, including the $210,000 gain on the split-up of Alliance, was $882,000 in 2003.  Income from discontinued operations in the 2002 period totaled $945,000.  Income before the cumulative effect of a change in accounting principle for the 2003 period was $3,912,000 or $1.04 per diluted share, compared to $3,151,000 or $.83 per diluted share in 2002.

During the first half of 2002, the Company tested the value of its goodwill and intangible assets as required under the provisions of Statement of Financial Accounting Standards No. 142. As a result of this test, the Company concluded that the carrying value of the goodwill and intangible assets in certain of its operating units exceeded the market value.  Accordingly, the Company recognized an impairment loss, net of income taxes and minority interest, of $3,147,000 ($.83 per diluted share) and recorded it as a cumulative effect of change in accounting principle against first quarter 2002 earnings.  The Company’s net income for the first nine months of 2002, after the impairment loss, was $5,000.

The Company completed the Alliance Telecommunications Corporation split-up transactions on July 7, 2003.  In the transactions, Golden West Telecommunications Cooperative, Inc. and Alliance Communications Cooperative, Inc. exchanged their minority interests in Alliance for the Company’s majority interest in two rural ILECs which serve 8,650 telephone access lines and 2,400 cable television customers.  The minority partners also received their pro rata share of Alliance’s ownership interest in Midwest Wireless Holdings, LLC, which reduced the Company’s ownership interest in Midwest Wireless Holdings from 10.4% to 8.0%.  As part of the transaction the Company’s debt to CoBank was reduced by 35% and stands at $26,812,000 at September 30, 2003.

Curtis A. Sampson, Chairman and Chief Executive Officer, said he was pleased the Company had completed the split-up of Alliance. “The split-up will facilitate efforts to streamline the Company’s operating costs due to efficiencies gained in eliminating the minority interests and the elimination of further expenses related to the split-up.  The Company is aggressively pursuing new revenue sources to offset the decline in access revenues the whole industry is experiencing.  The broadband initiative now offered in four of the Company’s exchanges has proven very successful.  The Company offers packages of local service, video and high-speed internet service in those exchanges using state-of –the-art technology.”

Hector Communications Corporation is a telecommunications holding company which, through its wholly-owned and majority-owned subsidiaries, provides telecommunications services in rural communities in Minnesota, Wisconsin, South Dakota, North Dakota and Iowa.  The Company serves 30,060 telephone access lines, 9,100 cable television subscribers and 10,100 internet customers and has minority ownership interests in many other telecommunications companies.

From time to time in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders and the investing public, the Company may make statements regarding the Company’s future financial performance.  Such forward looking statements are subject to risks and uncertainties, including but not limited to, the effects of the Telecommunications Act, new technological developments which may reduce barriers for competitors entering the Company’s local exchange or cable television markets, higher than expected expenses and other risks involving the telecommunications industry generally.  All such forward-looking statements should be considered in light of such risks and uncertainties.

Hector Communications Corporation and Subsidiaries

Earnings Summary

	Three Months Ended September 30
	2003	2002
Revenues from continuing operations	$8,106,588	$8,298,827
Operating income from continuing operations	2,120,314	2,628,740
Other income (expense):
Income (loss) from investments:
Midwest Wireless Holdings, LLC	596,331	641,727
Other unconsolidated affiliates	(30,556)	70,242
Other income	51,455	56,090
Interest expense	(961,574)	(897,167)
Net other expense	(344,344)	(129,108)

Income from continuing operations before income taxes	1,775,970	2,499,632
Income tax expense	(768,000)	(1,005,000)
Minority interest in earnings of continuing operations of Alliance Telecommunications Corp.		(408,059)
Income from continuing operations	1,007,970	1,086,573
Income from discontinued operations	209,505	242,227
Net Income	$1,217,475	$1,328,800

Basic net income per common share:
Continuing operations	$.29	$.31
Discontinued operations	.06	.07
	$.35	$.38
Diluted net income per share:
Continuing operations	$.27	$.29
Discontinued operations	.05	.06
	$.32	$.35

Hector Communications Corporation and Subsidiaries

Earnings Summary

	Nine Months Ended September 30
	2003	2002
Revenues from continuing operations	$24,193,995	$23,065,618
Operating income from continuing operations	5,772,394	5,594,024
Other income (expense):
Income (loss) from investments:
Midwest Wireless Holdings, LLC	1,903,090	1,834,513
Other unconsolidated affiliates	(75,904)	4,999
Gain on sale of cable television systems	1,080,723
Other income	186,921	168,274
Interest expense	(2,730,426)	(2,623,250)
Net other expense	364,404	(615,464)

Income from continuing operations before income taxes	6,136,798	4,978,560
Income tax expense	(2,447,000)	(2,002,000)
Minority interest in earnings of continuing operations of Alliance Telecommunications Corp.	(659,624)	(770,019)
Income from continuing operations	3,030,174	2,206,541
Income from discontinued operations	881,854	944,689
Income before cumulative effect of change in accounting principle	3,912,028	3,151,230
Cumulative effect of change in accounting principle, net of income taxes and minority interest		(3,146,569)
Net income	$3,912,028	$4,661

Basic net income per common share:
Before cumulative effect of change in accounting principle
Continuing operations	$.87	$.63
Discontinued operations	.25	.27
	1.12	.90
Cumulative effect of accounting change		(.90)
	$1.12	$—
Diluted net income per common share:
Before cumulative effect of change in accounting principle
Continuing operations	$.81	$.58
Discontinued operations	.23	.25
	1.04	.83
Cumulative effect of accounting change		(.83)
	$1.04	$—

Hector Communications Corporation and Subsidiaries

Condensed Balance Sheet

	September 30 2003	December 31 2002
Cash	$15,565,965	$12,020,186
Other current assets	8,951,961	6,888,678
Property, plant and equipment, net	44,011,389	56,665,798
Excess of cost over net assets acquired, net	31,691,927	49,074,993
Investment in Midwest Wireless Holdings, LLC	13,352,542	16,232,707
Investments in other unconsolidated affiliates	2,664,125	4,373,597
Other investments	6,444,798	8,818,502
Other assets	438,103	411,499
Total Assets	$123,120,810	$154,485,960

Notes payable and current portion of long-term debt	$6,127,300	$7,364,600
Other current liabilities	4,968,406	5,826,281
Long-term debt, less current portion	59,640,204	75,147,560
Deferred taxes and credits	5,002,862	5,894,308
Deferred compensation	651,389	976,179
Minority Interest		17,027,697
Stockholders’ equity	46,730,649	42,249,335
Total Liabilities and Stockholders’ Equity	$123,120,810	$154,485,960